                                                                    EXHIBIT XIII

                             ASSUMPTION AGREEMENT
                             --------------------


          This Assumption Agreement (this "Agreement") is made and entered into
                                           ---------
as of the 18th day of December, 1998, by and between Prime Group VI, L.P., an Illinois limited partnership ("PG6LP"), and Prime Group III, L.P., an Illinois
                               -----
limited partnership ("PG3LP").
                      -----

                              W I T N E S S E T H
                              -------------------

          WHEREAS, PG6LP is a party to that certain Stock Purchase Agreement and Agreement Concerning Option Shares (the "Stock Purchase Agreement"), dated as of
                                         ------------------------
May 7, 1997, among The Prime Group, Inc., an Illinois corporation ("PGI"), PG6LP
                                                                    ---
and Darryl W. Copeland, Jr., an individual ("DWC"), a copy of which is attached
                                             ---
hereto as Exhibit A; and
          ---------

          WHEREAS, the Stock Purchase Agreement, in part, provides that PG6LP agrees to sell to DWC, and DWC agrees to purchase from PG6LP, 25,000 shares (the "Purchase Shares") of common stock of Brookdale Living Communities, Inc.
 ---------------
("BLCI") for the purchase price and upon the terms and conditions set forth in
  ----
the Stock Purchase Agreement; and

          WHEREAS, PG6LP recently obtained a loan (the "LaSalle Loan") from
                                                        ------------
LaSalle National Bank ("LaSalle") and secured repayment of the LaSalle Loan with
                        -------
a pledge to LaSalle of various securities held by PG6LP, including a certain number of shares of stock of BLCI, but not including the Purchase Shares; and

          WHEREAS, in connection with the closing of the LaSalle Loan, PG6LP distributed to Prime Group II, L.P., an Illinois limited partnership ("PG2LP"),
                                                                       -----
the Purchase Shares and all rights to receive the Unpaid Portion of the Periodic Payments (as such terms are defined in the Stock Purchase Agreement) from DWC (the "Unpaid Periodic Payments"), and PG2LP, in turn, contributed the Purchase
      ------------------------
Shares and the Unpaid Periodic Payments to PG3LP, and, in connection therewith, PG3LP agreed to assume all of the obligations of PG6LP under the Stock Purchase Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. PG3LP hereby assumes all of the obligations of PG6LP under the Stock Purchase Agreement and, in connection therewith, hereby agrees to deliver a certificate representing the Purchase Shares to Winston & Strawn as "Escrow Agent" pursuant to Section 3 of the Stock Purchase Agreement.

         2. All notices and other communications which otherwise would be delivered to PG6LP under the Stock Purchase Agreement shall be delivered to PG3LP at the following address (and Section 4 of the Stock Purchase Agreement is hereby amended accordingly):

               If to PG3LP, to:

                    Prime Group III, L.P.
                    c/o The Prime Group, Inc.
                    77 West Wacker Drive
                    Suite 3900, until February 1, 1999
                    (Suite 4200 from and after February 1, 1999)
                    Chicago, Illinois 60601
                    Attn: Michael W. Reschke
                    Telecopy Number: 312/917-1511

               With a copy to:

                    The Prime Group, Inc.
                    77 West Wacker Drive
                    Suite 4200
                    Chicago, Illinois 60601
                    Attn: Robert J. Rudnik
                    Telecopy Number: 312/917-8442


                           [signature page follows]

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


                                            PRIME GROUP VI, L.P.

                                            By: PGLP, INC., Managing General
                                                Partner



                                            By: /s/ Robert J. Rudnik
                                                --------------------------------
                                            Its: Vice President
                                                 -------------------------------



                                            PRIME GROUP III, L.P.


                                            By: PGLP, INC., Managing General
                                                Partner



                                            By: /s/ Robert J. Rudnik
                                                --------------------------------
                                            Its: Vice President
                                                 -------------------------------



ACKNOWLEDGED BY:



/s/ Darryl W. Copeland
------------------------------------
Darryl W. Copeland, Jr.
Date: December 18, 1998

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